Exhibit 10.11(b)

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is made this 17th day of December, 2018 (the “Effective Date”), by and between 200 SMITH NWALP PROPERTY OWNER LLC, a Delaware limited liability company (the “Landlord”) and DECIPHERA PHARMACEUTICALS, INC., a Delaware corporation (the “Tenant”).

A. WHEREAS, Landlord and Tenant are parties to that certain Lease dated May 29, 2018, as amended by that First Amendment to Lease dated October 26, 2018 (as amended, the “Lease”) for the lease of certain premises consisting of approximately 44,256 square feet located at 200 Smith Street, Waltham, Massachusetts, as more particularly described in the Lease (the “Premises”).

B. WHEREAS, Landlord and Tenant wish to amend certain provisions of the Lease as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

AGREEMENT

1. Definitions. Capitalized terms used in this Second Amendment shall have the same meanings ascribed to such capitalized terms in the Lease, unless otherwise provided for herein.

2. Modifications. Modifications to Lease:

A. Term Commencement Date.

(1) The first sentence of Section 4.1 of the Lease is hereby deleted and replaced with the following:

“The “Term Commencement Date” shall be May 1, 2019 (as such date may be extended to the extent set forth in Section 5.3 hereof).

(2) Section 5.2 of the Lease is hereby deleted.

B. Estimated Substantial Completion Date.

(1) The last two sentences of the first paragraph of Section 5.3 of the Lease are hereby deleted and replaced with the following:

“Landlord shall use reasonable efforts to substantially complete the Initial Tenant Work on or before the date (the “Estimated Substantial Completion Date”) that is the last day of the twenty-second (22nd) week following Landlord’s and Tenant’s mutual approval of the Construction Documents for all of the Initial Tenant Work. In the event that the Substantial Completion Date is delayed beyond the Estimated Substantial

Completion Date (other than due to a Tenant Delay, as defined in Section 5.11 hereof) and to the extent such delay actually delays Tenant’s commencement of occupancy of the Premises for the regular conduct of its business, then the Term Commencement Date of this Lease shall be delayed by one day for each day of such delay by Landlord in achieving the Substantial Completion Date. If due to such delay by Landlord, the Term Commencement Date has not occurred within sixty (60) days of the Estimated Substantial Completion Date (as such date shall be extended for Tenant Delays and Force Majeure), then Tenant shall receive a one day credit against Basic Rent for each day between the Estimated Substantial Completion Date and the Substantial Completion Date.”

(2) The last sentence of the second paragraph of Section 5.3 of the Lease is hereby deleted and replaced with the following:

“In the event that substantial completion of the Base Building Work is delayed beyond the Estimated Substantial Completion Date (other than due to a Tenant Delay in accordance with Section 5.11 hereof) and to the extent such delay actually delays Tenant’s commencement of occupancy of the Premises for the regular conduct of its business, then the Term Commencement Date shall be deemed to be delayed by one day for each day of such delay by Landlord in the substantial completion of the Base Building Work.”

(3) The term “Estimated Term Commencement Date” appearing in the second sentence of the third paragraph of Section 5.7 of the Lease is hereby deleted and the term“Estimated Substantial Completion Date” is inserted in its stead.

C. Construction Documents. Section 5.4 of the Lease is hereby deleted and replaced with the following:

“Tenant shall cause its architect, SGA, to prepare the plans and specifications for the Initial Tenant Work (the “Construction Documents”). The Construction Documents shall be submitted to Landlord for its approval, which shall not be unreasonably withheld or delayed. Failure of Landlord to approve or disapprove any initial submission of the Construction Documents within five (5) Business Days or any resubmission within three (3) Business Days shall constitute approval thereof. For the limited purposes of this paragraph, December 24th and 26th, 2018 shall not be considered Business Days. Any disapproval by Landlord shall be accompanied by a specific statement of the reason(s) therefor.

D. Free Rent.

(1) “Free Rent” as referenced below the Basic Rent table in Section 1.1 of the Lease shall be defined as follows:

“Free Rent” shall mean the Basic Rent and all Taxes and Operating Expenses that shall be abated (provided Tenant is not in default hereunder) from the Term Commencement Date through the Rent Commencement Date (the “Free Rent Period”). The Basic Rent, Taxes and Operating Expenses due for any partial calendar month immediately following the Free Rent Period shall be prorated based on the number of days in that month. In no event shall the Free Rent Period be deemed to reduce or eliminate Tenant’s obligation to pay any other amounts due hereunder other than Basic Rent, Taxes and Operating Expenses.

(2) The first sentence of Section 3.1(a) of the Lease is hereby deleted and replaced with the following:

“Tenant agrees to pay the Basic Rent and Additional Rent to Landlord, or as directed by Landlord, commencing on the Term Commencement Date, without offset, abatement (except as specifically provided in Section 1.1 hereof), deduction or demand.”

(3) Section 12.2(c) of the Lease is hereby deleted.

E. Parking. The penultimate sentence of Section 2.2(a) of the Lease is hereby deleted and replaced with the following:

“Tenant’s employees and invitees shall be entitled to use up to 155 of the parking spaces located on the Property on an unreserved, non-exclusive basis, of which Tenant shall be entitled to Tenant’s Building Proportionate Share of garage parking spaces to be located in the parking garage serving the Building and the remaining parking spaces to be located in the open parking area adjacent to the Building.”

3. Tenant Delay. Landlord hereby waives any claim of Tenant Delay which may have resulted from any act or omission on the part of Tenant prior to the Effective Date hereof.

4. Real Estate Brokers. Landlord and Tenant each hereby warrants and represents to the other that it has dealt with no broker in connection with the consummation of this Second Amendment other than Broker (whose commission shall be paid by Landlord), and, in the event of any brokerage claims predicated upon prior dealings with Landlord or Tenant, the party participating in such prior dealings shall defend the same and indemnify the other party hereto against any such claim.

5. Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without regard to conflicts of law).

6. Ratification of Lease. Except as modified hereby, all other terms and conditions of the Lease remain unchanged and in full force and effect and are hereby ratified and confirmed by the parties hereto.

7. Entire Amendment. This Amendment contains all the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings between the parties with respect to such subject matter.

8. Authority. The parties warrant to one other that the person or persons executing this Amendment on their behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Amendment.

9. Counterparts. This Amendment may be executed by the parties hereto in multiple counterparts, each of which when taken together shall constitute a fully executed original document. Additionally, telecopied or pdf signatures may be used in place of original signatures on this Amendment. The parties intend to be bound by the signatures on the telecopied or pdf document, are aware that the other party will rely on the telecopied or pdf signatures, and hereby waive any defenses to the enforcement of the terms of this Amendment based on the form of signature.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

LANDLORD:

200 SMITH NWALP PROPERTY OWNER LLC,

a Delaware limited liability company

By:	/s/ Michael O’Shaughnessy
Name:	Michael O’Shaughnessy
Title:	Managing Director

TENANT:

DECIPHERA PHARMACEUTICALS, INC.,

a Delaware corporation

By:	/s/ Thomas P. Kelly
Name:	Thomas P. Kelly
Title:	CFO

4242111.3